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                                                                     EXHIBIT 5.2

                                 LETTERHEAD OF
                             PIPER & MARBURY L.L.P.



                                 July 23, 1997



SunAmerica Inc.
1 SunAmerica Center
Los Angeles, California 90067-6022

Ladies and Gentlemen:

     We have acted as counsel to SunAmerica Inc., a Maryland corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of (i) unsecured senior debt securities, subordinated debt securities and junior subordinated debt securities (the "Debt Securities"), which may be issued pursuant to a Senior Indenture dated as of April 15, 1993 between the Company and The First National Bank of Chicago, as Trustee (as amended or supplemented, the "Senior Indenture"), a Subordinated Indenture dated as of October 28, 1996 between the Company and The First National Bank of Chicago, as Trustee (as amended or supplemented, the "Subordinated Indenture"), or a Junior Subordinated Indenture dated as of March 15, 1995 between the Company and The First National Bank of Chicago, as Trustee (as amended or supplemented, the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Subordinated Indenture, the "Indentures"); (ii) shares of preferred stock, without par value (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (iii) shares of common stock of the Company, $1.00 par value per share (the "Common Stock"); (iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or other securities or rights (the "Warrants"); (v) stock purchase contracts ("Purchase Contracts") which may be issued either alone or as part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and either (x) Debt Securities, (y) debt obligations of third parties or (z) Preferred Securities of SunAmerica Capital Trust IV, SunAmerica Capital Trust V or SunAmerica Capital Trust VI; and (vi) guarantees of the Company of Preferred Securities of SunAmerica Capital Trust IV, SunAmerica Capital Trust V and SunAmerica Capital Trust VI (each a "Trust" and collectively, the "Trusts") which may be issued pursuant to Guarantee Agreements (the "Guarantee Agreements") to be executed by the Company.
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  SunAmerica, Inc.
  July 23, 1997
  Page 2

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion. In addition, this opinion is based upon the assumption that the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act.

     On the basis of the foregoing we are of the opinion that:

     1. Assuming that the Indentures, any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) the Registration Statement has become effective under the Act; (ii) a supplemental indenture in respect of the Debt Securities has been duly authorized, executed and delivered; (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities, and duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued (x) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities, (y) upon exercise of any Warrants exercisable for Debt Securities or (z) as part of Stock Purchase Units ) will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     2. Assuming that a Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly authorized, when (i) the Registration Statement has become effective under the Act; (ii) the Deposit Agreement has been duly executed and delivered; (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having
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  SunAmerica, Inc.
  July 23, 1997
  Page 3

jurisdiction over the Company; (iv) the Preferred Stock has been duly and properly authorized for issuance and Articles Supplementary to the Charter of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed and accepted for record; (v) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vi) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

     3. Assuming that a Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, when (i) the Registration Statement has become effective under the Act; (ii) the Warrant Agreement has been duly executed and delivered; (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     4. When (i) the Registration Statement has become effective under the Act; (ii) the terms of the Preferred Stock have been duly and properly authorized for issuance and Articles Supplementary to the Charter of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed; and (iii) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

     5. When (i) the Registration Statement has become effective under the Act; (ii) the shares of Common Stock have been duly and properly authorized for issuance; and (iii) the shares of Common Stock have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of
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  SunAmerica, Inc.
  July 23, 1997
  Page 4

Common Stock (including any Common Stock duly issued (w) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (x) upon the exercise of any Warrants exercisable for Common Stock, (y) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock or (z) pursuant to Stock Purchase Contracts), will be validly issued, fully paid and nonassessable.

     6. Assuming that a Purchase Contract Agreement relating to the Purchase Contracts (the "Purchase Contract Agreement") and such Purchase Contracts have been duly authorized, when (i) the Registration Statement has become effective under the Act; (ii) the Purchase Contract Agreement has been duly executed and delivered; (iii) the terms of the Purchase Contracts have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     7. Assuming that the Stock Purchase Units, a Purchase Contract Agreement relating to the Purchase Contracts comprising a part of the Stock Purchase Units and such Purchase Contracts have been duly authorized, when (i) the Registration Statement has become effective under the Act; (ii) the Purchase Contract Agreement has been duly executed and delivered; (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) the terms of the collateral arrangements relating to such Stock Purchase Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and the collateral has been deposited
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  SunAmerica, Inc.
  July 23, 1997
  Page 5

with the collateral agent in accordance with such arrangements; and (v) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and
(b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     8. Assuming that the Guarantees have been duly authorized, when (i) the Registration Statement has become effective under the Act; (ii) the applicable Guarantee Agreement has been duly executed and delivered, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and
(b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     The foregoing opinion is limited to the laws of the States of Maryland and the federal laws of the United States of America. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement and the related Prospectus.

                               Very truly yours,


                               /s/ Piper & Marbury L.L.P.